11/1/2009 - 10/31/2010

                                                         AFFILIATED                                SHARES/
                              SECURITY        TRADE      PRINCIPAL       EXECUTING    PURCHASE       PAR
        FUND NAME            DESCRIPTION      DATE      UNDERWRITER        BROKER       PRICE       AMOUNT
        ---------         ----------------  --------  ---------------  -------------  --------    ---------
Multi-Sector Income Fund   Chemtura Corp     8/13/2010  Wells Fargo      Citi		 99.269	    250,000
                           CEM 7.875                    Securities, LLC

Multi-Sector Income Fund   MetroPCS Wireless 9/7/2010   Wells Fargo      JP Morgan	 99.277     675,000
                           PCS 7.875                    Securities, LLC

Multi-Sector Income Fund   Energy Transfer   9/15/2010  Wells Fargo      Credit Suisse	 100.000    1,325,000
                           Equity ETE 7.5               Securities, LLC
                           10/15/20

Multi-Sector Income Fund   HealthSouth HLS   9/28/2010  Wells Fargo      Citigroup	 100.000    400,000
                           7.25 10/01/18                Securities, LLC

Multi-Sector Income Fund  HealthSouth HLS    9/28/2010  Wells Fargo      Citigroup	 100.000    400,000
                          7.25 10/01/18                 Securities, LLC


Multi-Sector Income Fund  Regency Energy     10/13/2010 Wells Fargo      Bank of America 100.000    250,000
                          Partners RGNC                 Securities, LLC
                          6.875 12/18

Multi-Sector Income Fund  Sabra HealthCare   10/22/2010 Wells Fargo      Bank of America 100.000    125,000
                          SABHEA 8.125 11/18            Securities, LLC
